Exhibit 99.2

BY FIRST CLASS MAIL

March 22, 2021

NOTICE OF REDEMPTION

TO THE HOLDERS OF SKILLZ INC.

PUBLIC WARRANTS (CUSIP No. 83067L 117)*

NOTICE IS HEREBY GIVEN, as of March 22, 2021, that Skillz Inc., a Delaware corporation (f/k/a Flying Eagle Acquisition Corp.) (the “Company”), has elected to redeem, on April 21, 2021 (the “Redemption Date”), all of the outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $11.50 per share (the “Warrant Price”), that were issued under the Warrant Agreement, dated as of March 5, 2020 (the “Warrant Agreement”), by and between Flying Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (“Continental”), as part of the units sold in Flying Eagle Acquisition Corp.’s initial public offering at a redemption price of $0.01 per Public Warrant (the “Redemption Price”) for those Public Warrants that remain outstanding following 5:00 p.m. New York City time on the Redemption Date. Warrants that were issued under the Warrant Agreement in a private placement and still held by Eagle Equity Partners II, LLC, a Delaware limited liability company, or its permitted transferees are not subject to this notice of redemption.

Please note, that holders of the Public Warrants shall have until 5:00 p.m. New York City time on the Redemption Date to exercise such Public Warrants by paying the purchase price of $11.50 per share of Common Stock underlying such warrants in cash. Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise.

Each whole Public Warrant entitles the holder, upon exercise, to purchase one fully paid and non- assessable share of Common Stock, at the Warrant Price. As of March 19, 2021, the most recent practicable date prior to the mailing of this Notice of Redemption, the closing price of the Common Stock on the New York Stock Exchange was $[_._].

For holders of Public Warrants who hold their warrants in “street name,” provided that the Exercise Price for the warrants being exercised and a Notice of Guaranteed Delivery are received by Continental prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on April 21, 2021, to deliver the Public Warrants to Continental. Any such Public Warrant received without the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption at the Redemption Price of $0.01 per Public Warrant, and not for exercise. Any Public Warrant received which is received without the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at $0.01 per Public Warrant) and not for exercise.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is VOLUNTARY.

Under United States federal income tax laws, Continental may be required to withhold a percentage of the payment of the Redemption Price unless such holder has furnished a valid taxpayer identification number and certification that the number supplied is correct or has otherwise established that such holder is not subject to backup withholding. Holders of the Public Warrants who wish to avoid the application of these provisions should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person or a resident alien), if the holder has not already provided such documentation to Continental. See: IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities; Publication 515, IRS Form W-9; and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov. Holders should consult their tax advisors.

* The CUSIP number appearing herein has been included solely for the convenience of the holders of the Public Warrants. Neither the Company nor Continental shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness on the Public Warrants or as indicated herein.

Questions regarding redemption of the Public Warrants or the procedures therefor should be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, telephone number 212-509-4000.